Exhibit 24.1
POWER OF ATTORNEY
        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David Stehlin and Stephen Garcia, the true and lawful attorneys-in-fact and agents with full power and authority in said attorneys-in-fact and agents to sign for the undersigned, in their respective names as directors of MRV Communications, Inc., the Annual Report on Form 10-K for the year ended December 31, 2013, and to file any and all amendments to the Annual Report, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises.

Signature	Title	Date

/s/ Kenneth H. Traub
Kenneth H. Traub	Chairman of the Board	March 17, 2014
/s/ Robert Pons
Robert Pons	Vice-Chairman of the Board	March 17, 2014
/s/Matthew Stecker
Matthew Stecker	Director	March 17, 2014
/s/ Mark J. Bonney
Mark J. Bonney	Director	March 17, 2014